EXHIBIT A

Exhibit A, dated as of August 25, 2010, is Exhibit A to the Sub-Administration and Accounting Services Agreement among BNY Mellon (formerly, PNC Global Investment Servicing (U.S.) Inc.), WT Mutual Fund and Rodney Square Management Corporation.

                                 LIST OF FUNDS

                       Wilmington Prime Money Market Fund

                    Wilmington Tax-Exempt Money Market Fund

                  Wilmington U.S. Government Money Market Fund

                       Wilmington Broad Market Bond Fund

                         Wilmington Municipal Bond Fund

                  Wilmington Short/Intermediate-Term Bond Fund

                  Wilmington Multi-Manager International Fund

                    Wilmington Multi-Manager Real Asset Fund

                       Wilmington Large-Cap Strategy Fund

                       Wilmington Small-Cap Strategy Fund

                  Wilmington Aggressive Asset Allocation Fund

                 Wilmington Conservative Asset Allocation Fund